UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2009

PACIFIC COAST NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-51960	61-1453556
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

905 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (949) 361-4300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership

On November 13, 2009, Pacific Coast National Bank (the “Bank”), the sole operating subsidiary of Pacific Coast National Bancorp (the “Company”), was closed by the Office of the Comptroller of the Currency, and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as receiver of the Bank.

As indicated in the press release dated November 13, 2009 issued by the FDIC, subsequent to the closure, Sunwest Bank, Tustin, California (“Sunwest Bank”) assumed all of the deposits of the Bank and purchased essentially all of the Bank’s assets in a transaction facilitated by the FDIC.

On November 16, 2009, the two branch offices of the Bank reopened as branches of Sunwest Bank. Customers who have questions about the foregoing matters, or who would like more information about the closure of the Bank, can visit the FDIC’s Internet website located at http://www.fdic.gov/bank/individual/failed/pacificcoastnatl.html or call the FDIC toll-free at 1-800-913-3067.

Item 8.01 Other Events

As of November 16, 2009: (i) the Company’s assets, excluding its investment in the Bank, which investment is expected to be written off completely, consisted solely of approximately $1 thousand in cash; and (ii) the Company’s liabilities consisted solely of approximately $12 thousand of intercompany indebtedness owed to the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC COAST NATIONAL BANCORP

Date: November 17, 2009	By:	/s/ Bob R. Adkins
Bob R. Adkins
Acting President and Chief Executive Officer